Exhibit (d)(9)
POWER OF ATTORNEY
     Each of the undersigned does hereby appoint Richard Siegel his or its true and lawful attorney-in-fact, for the purpose of, from time to time, executing in his or its name and on his or its behalf, any and all amendments to the Statement on Schedule 13E-3 filed by All American Group Holdings, LLC and the other members of the Purchaser Group (as defined in the Introduction to this Schedule 13E-3) including the same acting for the purpose of reporting information in connection with the Agreement and Plan of Merger, dated as of November 8, 2010, among All American Group, Inc., All American Group Holdings, LLC, All American Acquisition Corporation, and Richard M. Lavers, which such attorney-in-fact shall determine to be necessary or appropriate to comply with the reporting requirements of Section 13(e)(3) of the Securities Exchange Act of 1934, as amended, and filing the same with the U.S. Securities and Exchange Commission on behalf of the undersigned, and delivering, furnishing or filing any such documents as exhibits thereto, and giving and granting to such attorney-in-fact the power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document. This power of attorney shall remain in effect until expressly revoked in writing by the undersigned.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

ALL AMERICAN GROUP HOLDINGS, LLC
Date: December 17, 2010	By:	/s/ Matthew Sanford
Matthew Sanford, Manager

ALL AMERICAN ACQUISITION CORPORATION
Date: December 17, 2010	By:	/s/ Matthew Sanford
Matthew Sanford, President

H.I.G. ALL AMERICAN, LLC
Date: December 17, 2010	By:	/s/ Matthew Sanford
Matthew Sanford, President

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ALL AMERICAN HOMES HOLDINGS, LLC
Date: December 17, 2010	By:	/s/ Matthew Sanford
Matthew Sanford, Manager

H.I.G. CAPITAL PARTNERS IV, L.P. By: H.I.G. Advisors IV, L.L.C. Its: General Partner By: H.I.G.-GPII, Inc. Its: Manager
Date: December 17, 2010		/s/ Richard H. Siegel
Richard H. Siegel, Vice President and General Counsel

H.I.G. ADVISORS IV, L.L.C. By: H.I.G.-GPII, Inc. Its: Manager
Date: December 17, 2010		/s/ Richard H. Siegel
Richard H. Siegel, Vice President and General Counsel

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H.I.G.-GPII, INC.
Date: December 17, 2010	By:	/s/ Richard H. Siegel
Richard H. Siegel, Vice President and General Counsel

Date: December 17, 2010	By:	/s/ Sami Mnaymneh
Sami Mnaymneh

Date: December 17, 2010	/s/ Anthony A. Tamer
Anthony A. Tamer

Date: December 17, 2010	/s/ Matthew Sanford
Matthew Sanford

Date: December 17, 2010	/s/ Fabian de Armas
Fabian de Armas

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